Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sears, Roebuck and Co. on Form S-8 of our reports dated February 8, 2002 appearing in the Annual Report on Form 10-K of Sears, Roebuck and Co. for the fiscal year ended December 29, 2001.

/s/ Deloitte & Touche LLP

Chicago, Illinois
May 9, 2002